Exhibit 99.1

Contineum Therapeutics Reports Second Quarter 2024 Financial Results and Recent Business Highlights

-Strengthened Board and management with appointments of experienced biotech leaders Troy Ignelzi, Sarah Boyce, John Healy and Kristina Haeckl -

-Strong cash position of $219 million at the end of Q2 will support multiple clinical readouts -

SAN DIEGO, August 13, 2024 (Business Wire) — Contineum Therapeutics, Inc.  (Nasdaq: CTNM), a clinical stage biopharmaceutical company focused on discovering and developing novel, oral small molecule therapies that target biological pathways associated with specific clinical impairments in the treatment of neuroscience, inflammation and immunology (NI&I) indications, today reported financial results for the second quarter ended June 30, 2024, and highlighted recent corporate progress.

“Our team has made great progress in the last several months with a continued focus on achieving our corporate milestones. We accelerated enrollment in our ongoing Phase 2 clinical trial of PIPE-307 for relapsed-remitting multiple sclerosis (RRMS), added top-level talent to our leadership team and Board of Directors, and significantly strengthened our balance sheet and extended our cash runway with our successful IPO,” said Carmine Stengone, Contineum’s Chief Executive Officer. “As we look towards the second half of 2024, we are focused on the initiation of our Phase 1b open-label PET trial of PIPE-791 in the fourth quarter and the continued enrollment in our Phase 2 VISTA trial of PIPE-307 for RRMS, while also expanding our precision-medicine approach to additional potentially high-value NI&I indications.”

Second Quarter 2024 and Recent Business Highlights

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Appointed Troy Ignelzi and Sarah Boyce to Board of Directors.  In May and June 2024, Contineum appointed biotech veterans Troy Ignelzi and Sarah Boyce as independent members of its Board of Directors, respectively. Mr. Ignelzi brings nearly two decades of financial leadership and industry experience to Contineum’s Board and currently serves as the Chief Financial Officer at Rapport Therapeutics, Inc. (Nasdaq: RAPP), a precision neuromedicines company. Ms. Boyce, who currently serves as President and Chief Executive Officer of Avidity Biosciences, Inc. (Nasdaq: RNA), brings over 25 years of global commercial and clinical development expertise in the life sciences industry to Contineum’s Board and has a proven track record of scaling companies and successfully bringing over 20 products to market.

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Strengthened Management Team with Appointments of John Healy and Kristina Haeckl. In June 2024, Contineum expanded its management team with the appointments of John Healy as General Counsel & Corporate Secretary and Kristina Haeckl as Senior Vice President, Regulatory Affairs. Mr. Healy is a business and transactional attorney with over two decades of experience in the biotechnology industry, including as a corporate associate within top tier law firms, as a public company general counsel and as a trusted legal advisor providing a broad range of legal consulting support to the executive management teams of his private and public consulting clients. Ms. Haeckl brings over 30 years of experience in global regulatory affairs in the pharmaceutical/biotech industry with expertise working for companies through all phases of development.

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Enrollment On Track in PIPE-307 Phase 2 VISTA Clinical Trial in RRMS. During the second quarter, enrollment of patients continued in the ongoing Phase 2 VISTA clinical trial evaluating the efficacy and safety of PIPE-307, a selective inhibitor of the M1 receptor, in patients with RRMS. Enrollment in the study is on track and Contineum expects to complete enrollment of this trial in 2025.

●

Published Preclinical and Clinical Results on PIPE-307 in PNAS. In August 2024, a manuscript titled “Targeting the muscarinic M1 receptor with a selective, brain-penetrant antagonist to promote remyelination in multiple sclerosis” was published online in the peer-reviewed scientific journal the Proceedings of the National Academy of Sciences (PNAS). The published data provided early encouraging evidence that PIPE-307 is a potentially first-in-class, novel, small molecule, selective inhibitor of the muscarinic type 1 M1 receptor. The full manuscript is available here.

●

Presented Preclinical Proof-of-Concept Results at IASP 2024. Preclinical data was presented on PIPE-791, Contineum’s LPA1 receptor antagonist, at the International Association for the Study of Pain (IASP) World Congress on Pain meeting, held August 5, 2024 through August 9, 2024, in Amsterdam. PIPE-791 was evaluated in a Cynomolgus macaque model of neuropathic pain using functional magnetic resonance imaging (fMRI) as a quantitative biomarker of stimulus-evoked pain following chronic constriction injury (CCI) of the sciatic nerve. Based on suppression of brain regions mediating pain intensity and affect, the findings support the notion that blocking LPA1 receptors with PIPE-791 leads to antinociception and highlight the potential in treating neuropathic pain. The presentation can be found here.

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Published Preclinical Results on PIPE-791 in Scientific Reports.  In May 2024, a manuscript titled “Discovery of a brain penetrant small molecule antagonist targeting LPA1 receptors to reduce neuroinflammation and promote remyelination in multiple sclerosis” was published online in the peer-reviewed scientific journal Scientific Reports. The published data shows that PIPE-791 promotes remyelination and mitigates neuroinflammation in both in vitro and in vivo models and functional remyelination in a mouse MOG-induced EAE model of inflammatory demyelination. The full manuscript is available here.

●	Completed the Company’s Initial Public Offering. In April 2024, Contineum completed its initial public offering (IPO) resulting in net proceeds of $107.9 million.

Second Quarter 2024 Financial Results

●	Cash, Cash Equivalents and Marketable Securities. As of June 30, 2024, Contineum had cash, cash equivalents and marketable securities of $218.7 million, compared to $125.2 million at the end of 2023.

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Research and Development Expenses.  Research and development expenses were $7.9 million for the three months ended June 30, 2024, compared to $9.5 million for the three months ended June 30, 2023. The decrease of $1.6 million for the three months ended June 30, 2024, compared to the three months ended June 30, 2023 was primarily driven by a $4.8 million decrease in consulting and manufacturing expenses which were offset by increases in expenses related to our on-going Phase 2 clinical trial for PIPE-307 for RRMS and our completed Phase 1 healthy volunteer clinical study for PIPE-791, expenses for toxicology studies for PIPE-791 and personnel related costs.

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General and Administrative Expenses.  General and administrative expenses were $3.0 million for the three months ended June 30, 2024, compared to $1.6 million for the three months ended June 30, 2023. The increase of $1.4 million for the three months ended June 30, 2024, compared to the three months ended June 30, 2023 was primarily driven by $0.6 million increase in consulting expenses and $0.7 million increase in personnel costs.

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical stage biopharmaceutical company focused on discovering and developing novel, oral small molecule therapies for NI&I indications with high unmet need. Contineum is focused on targeting biological pathways associated with specific clinical impairments, that Contineum believes, once modulated, may demonstrably impact the course of disease. Contineum has a pipeline of internally-developed programs to address multiple NI&I disorders. Contineum has two drug candidates in clinical trials, PIPE-791, an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis and progressive multiple sclerosis (MS) and PIPE-307, a selective inhibitor of the M1 receptor, in clinical development for relapse remitting MS. PIPE-307 is being developed pursuant to a global license and development agreement between Contineum and Janssen Pharmaceutica NV, one of the Janssen Pharmaceutical Companies of Johnson & Johnson, who has also announced plans to initiate a Phase 2 trial of PIPE-307 in depression in 2024.

Contineum is headquartered in San Diego, CA. For more information, please visit www.contineum-tx.com

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s clinical trial and product development plans and timelines; the indications, anticipated benefits of, and market opportunities for its drug candidates; its cash runway; and its business strategies and plans. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties, include, but are not limited to, the following: the Company is heavily dependent on the success of PIPE-791 and PIPE-307, both of which are in the early stages of clinical development, and neither of these drug candidates may progress through clinical development or receive regulatory approval; the results of earlier preclinical studies and clinical trials, including those conducted by third parties, may not be predictive of future results and unexpected adverse side effects or inadequate efficacy of the Company’s drug candidates may limit their development, regulatory approval and/or commercialization; the timing and outcome of research, development and regulatory review is uncertain; clinical studies and preclinical studies may not proceed at the time or in the manner expected, or at all; risks associated with reliance on third parties to successfully conduct clinical trials and, in the case of PIPE-307, the Company’s reliance upon Johnson & Johnson to develop PIPE-307 for depression or any other indication other than RRMS and, after completion of the VISTA trial, Johnson and Johnson’s decision, in its sole discretion, whether or not further develop PIPE-307 for RRMS; the Company has incurred significant operating expenses since inception and it expects that its operating expenses will continue to significantly increase for the foreseeable future; the Company’s license agreement with Johnson & Johnson may not result in the successful development of PIPE-307; and the Company may be unable to obtain, maintain and enforce intellectual property protection for its technology and drug candidates. Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent filing on Form 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on the Company’s website at www.contineum-tx.com under the Investor section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Company Contacts:

Peter Slover

CFO

pslover@contineum-tx.com

IR@contineum-tx.com

Contineum Therapeutics, Inc.
Condensed Balance Sheets
(Unaudited)

(in thousands)	June 30, 2024	December 31, 2023
Assets
Cash, cash equivalents and marketable securities	$218,653	$125,190
Prepaid expenses and other current assets	1,667	2,516
Property and equipment, net	801	678
Other long-term assets	3	1,283
Operating lease right-of-use assets	231	719
Total assets	$221,355	$130,386

Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities	$3,739	$5,484
Long-term liabilities	113	218
Convertible preferred stock	—	192,620
Total stockholders' equity (deficit)	217,503	(67,936)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$221,355	$130,386

Contineum Therapeutics, Inc.
Condensed Statement of Operations
(Unaudited)

(in thousands, except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
License revenue	$—	$50,000	$—	$50,000
Operating expenses:
Research and development	7,901	9,460	15,679	13,092
General and administrative	3,043	1,603	5,195	3,086
Total operating expenses	10,944	11,063	20,874	16,178
Income (loss) from operations	(10,944)	38,937	(20,874)	33,822
Other income (expense):
Interest income	2,001	679	3,637	1,080
Interest expense	—	(116)	—	(208)
Change in fair value of warrant liability	11	2	(107)	2
Change in fair value of investor rights and obligations liability	—	2,867	—	2,867
Other expense, net	(77)	(76)	(82)	(94)
Total other income	1,935	3,356	3,448	3,647
Income (loss) before income taxes	(9,009)	42,293	(17,426)	37,469
Provision for income taxes	—	(729)	—	(729)
Net income (loss)	$(9,009)	$41,564	$(17,426)	$36,740
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(69)	(56)	(235)	11
Comprehensive income (loss)	$(9,078)	$41,508	$(17,661)	$36,751
Net income (loss) attributable to common stockholders, basic	$(9,009)	$5,869	$(17,426)	$5,521
Net income (loss) attributable to common stockholders, diluted	$(9,009)	$2,949	$(17,426)	$2,601
Net income (loss) per share, basic (a)	$(0.39)	$2.56	$(1.35)	$2.42
Net income (loss) per share, diluted (a)	$(0.39)	$0.84	$(1.35)	$0.74
Weighted-average shares of common stock outstanding, basic	23,355,588	2,291,866	12,862,328	2,284,750
Weighted-average shares of common stock outstanding, diluted	23,355,588	3,511,757	12,862,328	3,513,596

(a) Basic and diluted per share amounts are the same for Class A and Class B shares.